UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

PARKWAY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando, Florida	32801
(Address of Principal Executive Offices)	(Zip code)

(407) 650-0593

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Agreement.

The Transactions

On April 28, 2016, Parkway Properties, Inc. (“Parkway” or the “Company”), Cousins Properties Incorporated (“Cousins”), Parkway Properties LP (“Parkway LP”) and Clinic Sub Inc., a wholly owned subsidiary of Cousins (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Parkway will merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Cousins.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, the business day following the effective time of the Merger (the “Effective Time”), Cousins will separate the portion of the combined businesses relating to the ownership of real properties in Houston, Texas (the “Houston Business”) from the remainder of the combined businesses (the “Separation”). After the Separation, Cousins will distribute pro rata to its stockholders all of the outstanding voting shares of common stock of an entity (“HoustonCo”) containing the Houston Business (the “Spin-Off”). Cousins (or a subsidiary of Cousins) will retain all of the shares of a class of non-voting preferred stock of HoustonCo, upon the terms and subject to the conditions of the Merger Agreement. Cousins expects that the Spin-Off will be treated for tax purposes as a distribution to Cousins’ stockholders equal to the fair market value of the distributed HoustonCo shares. Cousins, Cousins Properties LP (“Cousins LP”), Parkway LP, Parkway Properties General Partners, Inc. (“Parkway GP”) and HoustonCo will enter into all agreements necessary to effect the Spin-Off, including a Separation and Distribution Agreement, in each case on the terms and subject to the conditions of the Merger Agreement.

After the Spin-Off, HoustonCo will be a separate, publicly-traded entity, and both Cousins and HoustonCo intend to operate prospectively as umbrella real estate investment trusts (“UPREITs”).

Merger Agreement

Pursuant to the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each share of Parkway common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 1.63 (the “Exchange Ratio”) shares of newly issued shares of Cousins common stock, par value $1 per share.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each share of Parkway limited voting stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a number of newly issued shares of limited voting preferred stock, par value $1 per share, of Cousins, equal to the Exchange Ratio, having terms materially unchanged from the terms of the Parkway limited voting stock prior to the Merger.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, as of the Effective Time, outstanding Parkway equity awards will be adjusted as follows:

•	Restricted Stock Units. Certain Parkway restricted stock unit awards will be fully vested and converted into the right to receive a number of shares of Cousins common stock determined based on the exchange ratio. For purposes of such conversion, any performance conditions will be deemed to be satisfied at the maximum level. Certain other Parkway restricted stock unit awards will be converted into Cousins restricted stock unit awards based on the Exchange Ratio, and will generally vest in four equal annual installments, commencing on the closing date and concluding on the third anniversary thereof (the “modified RSU awards”).

•	Stock Options. Each outstanding Parkway stock option will be converted automatically into an option to purchase a number of shares of Cousins common stock determined based on the Exchange Ratio.

•	LTIP Units. Certain outstanding Parkway LP profits interest (“LTIP”) units will be converted into Cousins restricted stock unit awards on the terms described above for the modified RSU awards. Certain other LTIP units will be fully vested and converted into common units of Parkway LP, and for purposes of such conversion, any performance conditions will be deemed to be satisfied at the maximum level.

All Cousins equity awards will remain outstanding and unaffected by the Merger, although equitable adjustments to Cousins equity awards (including the Parkway equity awards as converted above) will be made in connection with the Spin-Off, including in some cases conversion of the awards into awards in respect of HoustonCo common stock.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, as of the Effective Time, each limited partner of Parkway LP will be entitled to redeem or exchange their partnership interests in Parkway LP for shares of Parkway common stock, which will in turn be converted into the right to receive a number of newly issued shares of Cousins common stock equal to the Exchange Ratio.

The respective boards of directors (the “Board of Directors”) of Parkway and Cousins have unanimously approved the Merger Agreement. The Board of Directors of Parkway will recommend that the stockholders of Parkway approve the Merger (the “Parkway Stockholder Approval”), which must be approved by a majority of the outstanding shares of Parkway common stock and limited voting stock, voting together as a class. The Board of Directors of Cousins will recommend that the stockholders of Cousins (i) approve the issuance of Cousins common stock in connection with the Merger, which must be approved by a majority of the votes cast by Cousins common stockholders and (ii) approve an amendment to Cousins’ articles of incorporation to increase the number of shares of Cousins common stock authorized for issuance, by a majority of the outstanding shares of Cousins common stock (collectively, the “Cousins Stockholder Approvals”).

The closing of the Merger is subject to certain conditions, including: (1) the receipt of Parkway Stockholder Approval; (2) the receipt of Cousins Stockholder Approvals; (3) the Spin-Off being fully ready to be consummated contemporaneously with the Merger; (4) approval for listing on the New York Stock Exchange (“NYSE”) of Cousins common stock to be issued in the Merger or reserved for issuance in connection therewith; (5) no injunction or law prohibiting the Merger; (6) accuracy of each party’s representations, subject in most cases to materiality or material adverse effect qualifications; (7) material compliance with each party’s covenants; (8) receipt by each of Parkway and Cousins of an opinion to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and of an opinion that each of Parkway and Cousins will qualify as a real estate investment trust (“REIT”) under the Code; and (9) effectiveness of the registration statement that will contain the joint proxy statement/prospectus sent to Parkway and Cousins stockholders.

The Merger Agreement contains customary representations and warranties by each party. Parkway and Cousins have also agreed to various customary covenants and agreements, including, among others, to conduct their business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the Effective Time, to not engage in certain kinds of transactions during this period and to maintain REIT status. Additionally, Parkway has agreed to use commercially reasonable efforts to sell certain of its properties prior to the Effective Time, upon the terms and subject to the conditions of the Merger Agreement. Parkway and Cousins have also agreed that, prior to the effective time, each may continue to pay their regular quarterly dividends, but may not increase the amounts, except to the extent required to maintain REIT status. The parties will coordinate record and payment dates for all pre-closing dividends.

The parties are subject to a customary “no-shop” provision that requires them to cease discussions or solicitations with respect to alternate transactions and subjects them to certain restrictions in considering and negotiating alternate transactions. If either of the parties receives a proposal that is more favorable to the receiving party’s stockholders and is reasonably capable of being completed on its terms (a “Superior Proposal”), or that is reasonably likely to result in a Superior Proposal, such party may provide nonpublic information to the proposing party and engage in discussions or negotiations with the proposing party making such the Superior Proposal. Each party shall promptly notify the other party of any proposal for an alternative transaction within 24 hours and provide the other party with a copy of such proposal. In response to a Superior Proposal, the Board of Directors of the party receiving the Superior Proposal may change its recommendation with respect to such party’s stockholder vote and such party may terminate the Merger Agreement in order to accept the Superior Proposal. Prior to effecting such change, the Board of Directors of the party receiving the Superior Proposal must provide the other party with notice, reasons for such action and five days of good faith negotiations to counter the Superior Proposal. The Board of Directors of either party may change their recommendation with respect to the Merger in response to a material development or change in circumstances that was not reasonably foreseeable if such party’s Board of Directors determines in good faith, after notifying and negotiating with the other party to revise the terms of the Merger, that failure to do so would reasonably be expected to result in a breach of its duties to stockholders.

The Merger Agreement provides that as of the Effective Time, the Board of Directors of Cousins will consist of nine members, including four individuals to be selected by the current members of the Board of Directors of Parkway and five individuals to be selected by the current members of the Board of Directors of Cousins. One of Parkway’s four directors will be selected by TPG VI Pantera Holdings, L.P. (“TPG”) and TPG VI Management, LLC (collectively with TPG, the “TPG Parties”), pursuant to the TPG Parties’ stockholders agreement to be entered into with Cousins and subject to the terms and conditions of such stockholders agreement, as described below.

The Merger Agreement contains certain termination rights for Parkway and Cousins. The Merger Agreement can be terminated by either party (1) by mutual written consent; (2) if the Merger has not been consummated by an outside date of December 31, 2016 (which either party may extend to March 31, 2017 if the only closing condition that has not been met is that related to the readiness of the Spin-Off ); (3) if there is a permanent, non-appealable injunction or law restraining or prohibiting the consummation of the Merger; (4) if either party’s stockholders fail to approve the transactions; (5) if the other party’s Board of Directors changes its recommendation in favor of the transactions; (6) if the other party has materially breached its non-solicit covenant, subject to a cure period; (7) in order to enter into a Superior Proposal (subject to compliance with certain terms and conditions included in the Merger Agreement); or (8) if the other party has breached its representations or covenants in a way that prevents satisfaction of a closing condition, subject to a cure period.

If the Merger Agreement is terminated because (1) a party’s Board of Directors changes its recommendation in favor of the transactions contemplated by the Merger Agreement; (2) a party terminates the agreement to enter into a Superior Proposal; (3) a party breaches its non-solicit covenant, subject to a cure period; or (4) a party consummates or enters into an agreement for an alternative transaction within 12 months following termination under certain circumstances, such party must pay a termination fee of the lesser of $65 million or the maximum amount that could be paid to the other party without causing it to fail to meet the REIT requirements for such year. The Merger Agreement also provides that a party must pay the other party an expense reimbursement of the lesser of $20 million and the maximum amount that can be paid to the other party without causing it to fail to meet the REIT requirements for such year, if the Merger Agreement is terminated because such party’s stockholders vote against the transactions contemplated by the Merger Agreement. Any unpaid amount of the foregoing fees will be escrowed and paid out over a five-year period. The expense reimbursement will be set off against the termination fee if the termination fee later becomes payable.

Spin-Off

Pursuant to the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, the business day following the Effective Time, Cousins will separate the Houston Business from the remainder of its businesses in the Separation. After the Separation, Cousins will distribute pro rata to its stockholders all of the outstanding shares of HoustonCo, which will contain the Houston Business. Cousins (or a subsidiary of Cousins) shall retain all of the shares of a class of non-voting preferred stock of HoustonCo, upon the terms and subject to the conditions of the Merger Agreement. Cousins expects that the Spin-Off will be treated for tax purposes as a distribution to Cousins’ stockholders equal to the fair market value of the distributed HoustonCo shares. Concurrently with closing of the Merger, Cousins, Cousins LP, Parkway LP, Parkway GP and HoustonCo will enter into all agreements necessary to effect the Spin-Off, including a Separation and Distribution Agreement, in each case on the terms and subject to the conditions of the Merger Agreement.

After the Spin-Off, HoustonCo will be a separate, publicly-traded entity, and both Cousins and HoustonCo intend to operate prospectively as UPREITs.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, following the Effective Time, all or substantially all of Cousins’ business will be operated through Cousins LP, a newly formed operating partnership. Pursuant to the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, in connection with the Spin-Off, each limited partner of Parkway LP will receive a pro rata interest in Cousins LP.

The Merger is currently expected to close in the fourth quarter of 2016, and the Spin-Off is currently expected to close on the business day following the closing of the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the agreement. They are not intended to provide any other factual information about Parkway, Cousins, Parkway LP, Merger Sub or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Parkway, Cousins, Parkway LP, Merger Sub or any of their respective subsidiaries, affiliates, businesses, or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Parkway, Cousins, Parkway LP or Merger Sub. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Parkway or Cousins and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission (“SEC”).

Thomas Letter Agreement

Concurrently with the execution of the Merger Agreement, Parkway and Parkway LP have entered into a letter agreement (the “Thomas Letter Agreement”) with the Chairman of the Board of Directors of the Company, James A. Thomas (“Mr. Thomas”), and certain unitholders of the Company’s operating partnership who are affiliated with Mr. Thomas (together with Mr. Thomas, the “Thomas Parties”). The Thomas Letter Agreement supplements an existing letter agreement among the parties with respect to the same matters. Pursuant to the Thomas Letter Agreement, among other things:

•	Parkway and Parkway LP have agreed to cause Mr. Thomas to be appointed Chairman of the HoustonCo board of directors following consummation of the Merger and, subject to certain continuing equity ownership requirements, to nominate Mr. Thomas for election to the board at the 2017 annual meeting (and, if elected, to cause him to be re-appointed as chairman for three one year terms);

•	the parties agreed that the Registration Rights Agreement dated as of October 13, 2004 (the “Registration Rights Agreement”) among certain of the Thomas Parties and certain affiliated Thomas investors (the “Thomas Investors”) will survive the consummation of the Merger and be binding on HoustonCo with respect to the common stock of HoustonCo that the Thomas Investors will receive; and

•

prior to the Merger, Parkway LP will modify existing tax protection agreements (which currently provide Mr. Thomas and the Thomas Investors with an opportunity to contribute up to $39 million of capital in connection with a mortgage loan) in favor of Mr. Thomas and the Thomas Investors pursuant to which their respective guarantee or contribution opportunities will be increased and they will be given the opportunity to make a capital contribution of up to $90 million in connection with certain existing mortgage loans (and if those loans are no longer available, Parkway use commercially reasonable efforts to provide a replacement guarantee or contribution opportunity of up to an aggregate of $129 million), with this obligation being extended for five years after the current tax protection period expires in October 2016, subject to earlier termination in the event of a going private transaction. sale of all or substantially all of Parkway’s assets, or certain similar transactions.

In the event of a going private transaction at any time when the Thomas Investors continue to own collectively at least 50% of the limited partnership units in the successor to Parkway LP that they owned immediately following consummation of the Merger, HoustonCo will use commercially reasonable efforts to cause the acquiring entity to offer to the Thomas Investors the opportunity (x) to receive a preferred equity interest in the successor to Parkway LP or the surviving entity (i) with a liquidation preference equal to the cash the Thomas Investors otherwise would have received, and (ii) a market dividend (provided that in any event, a dividend rate of at least 5% shall be deemed satisfactory regardless of market conditions) and (y) the opportunity to provide debt guarantees for the remainder of the 5-year period described above. HoustonCo will agree to issue REIT shares to the Thomas Investors if they exercise their redemption rights under the limited partnership agreement of the successor to Parkway LP.

The foregoing provisions of the Thomas Letter Agreement will be binding on HoustonCo and the successor to Parkway LP following the Merger and Spin-Off. The Thomas Letter Agreement will become effective upon the consummation of the Merger and Spin-Off and, at that time, the existing letter agreement will terminate. The Thomas Letter Agreement will terminate upon the occurrence of a going private transaction. sale of all or substantially all of Parkway’s assets, or certain similar transactions.

The foregoing description of the Thomas Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Thomas Letter Agreement, attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment Agreement Waivers

Concurrently with the execution of the Merger Agreement, James R. Heistand, M. Jayson Lipsey, Scott E. Francis and Jason A. Bates entered into limited waivers of certain rights under their existing employment agreements with Parkway. Pursuant to each waiver, each executive agreed that, if he is offered continued employment with HoustonCo in connection with the Spin-Off pursuant to the assignment of his existing employment agreement to HoustonCo or to a new employment agreement with HoustonCo that is no less favorable than his existing employment agreement, the executive may not terminate his employment for “good reason” under certain provisions of his existing employment agreements with Parkway. The waivers preclude Mr. Heistand from being able to terminate his employment with Parkway or Cousins solely on account of the consummation of the Merger and preclude each executive from being able to terminate his employment with Parkway or Cousins on account of a material diminution in his position, duties or responsibilities, Parkway’s or Cousins’ material breach of any other material provision of the employment agreement, or a change of his principal place of employment by more than 50 miles, in each case as a result of the consummation of the Merger or Spin-Off.

In addition, pursuant to each waiver, each executive has agreed that his 2016 annual incentive award will be discretionary, that certain outstanding equity awards of Parkway may be converted into new RSU awards of Parkway immediately prior to consummation of the Merger, and that a lock-up period will apply to any HoustonCo common shares the executive holds by reason of equity awards of Parkway vesting in connection with the Merger or Spin-Off.

The foregoing description of the waivers does not purport to be complete and is qualified in its entirety by reference to the full text of the waivers, attached hereto as Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information under the heading “Employment Agreement Waivers” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, 2016, the Board of Directors of Parkway approved an amendment to the Company’s Bylaws, as amended (the “Bylaws”), effective as of such date (the “Bylaw Amendment”), to add a new Article XV after existing Article XIV that provides that unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (1) any derivative action or proceeding brought in the right or on behalf of the Company, (2) any action asserting a claim for or based on a breach of any duty owed by any current or former director, officer, other employee or agent of the Company to the Company or to the stockholders of the Company, including a claim alleging the aiding and abetting of such a breach of duty, (3) any action asserting a claim against the Company or any current or former director, officer, other employee or agent of the Company arising pursuant to any provision of Maryland General Corporation Law (including, without limitation, Section 2-401 and 2-405.1 thereof), the Company’s Articles of Incorporation or the Bylaws (as any may be amended from time to time), or (4) any action asserting a claim related to or involving the Company or any current or former director, officer, other employee or agent of the Company that is governed by the internal affairs doctrine.

A copy of the Bylaw Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment, which is incorporated herein by reference.

Item 8.01. Other Events.

Analyst and Investor Presentation

Parkway and Cousins will host a conference call on April 29, 2016 at 8:30 a.m. Eastern Time, regarding the proposed transactions during which they will discuss a presentation to analysts and investors. The presentation slides to be used in connection with this analyst and investor presentation are attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the script of the conference call for analysts and investors is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Press Release and Other Communications

On April 29 2016, Parkway and Cousins issued a joint press release announcing, among other things, Parkway’s and Cousins’ entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, a copy of an employee communication delivered by Parkway representatives on April 29, 2016 with respect to the transactions contemplated by the Merger Agreement is attached hereto as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Financing Commitments

In connection with the Merger and the Spin-Off, Parkway has entered into a debt commitment letter (the “Commitment Letter”) pursuant to which Wells Fargo Bank, National Association, Bank of America, N.A. and JPMorgan Chase Bank, N.A. have, among other things, agreed to provide to a subsidiary of HoustonCo (the “Borrower”) a senior secured term loan facility in an aggregate principal amount of up to $350 million (the “HoustonCo Term Loan”) (provided that the revolving credit facility may be increased to $100 million subject to satisfaction of certain conditions set forth in the Commitment Letter) and a senior secured revolving credit facility in an aggregate principal amount of up to $50 million (the “HoustonCo Revolving Credit Facility,” and together with the HoustonCo Term Loan, the “HoustonCo Credit Facilities”). The proceeds of the HoustonCo Term Loan will be used to fund a $200 million distribution to the Company, to pay fees and expenses associated with the Merger, the Separation, the Spin-Off, and the HoustonCo Credit Facilities, and for the general corporate purposes of the Borrower following the Spin-Off. The proceeds of the HoustonCo Revolving Credit Facility will be used for the general corporate purposes of the Borrower following the Spin-Off. The funding of the HoustonCo Credit Facilities is contingent on the closing of the Merger and certain other conditions set forth in the Commitment Letter.

Voting Agreement

In connection with the execution of the Merger Agreement, Cousins has entered into a voting agreement with the TPG Parties (the “Voting Agreement”), which collectively beneficially own approximately 21.2% of Parkway’s outstanding shares. The Voting Agreement generally requires, subject to certain exceptions, the TPG Parties to vote all of the shares of Parkway common stock beneficially owned by them and capable of being voted in favor of adoption of the Merger Agreement and certain other matters related to the Spin-Off and Merger, and against actions or agreements that would reasonably be expected to result in a failure of a closing condition set forth in the Merger Agreement to be fulfilled, alternative acquisitions, any action that would reasonably be expected to materially delay, materially postpone or materially adversely affect the consummation of the transactions contemplated by the Merger or would dilute in any material respect the benefit of such transactions to Cousins or its stockholders.

A copy of the Voting Amendment is attached as Exhibit 99.5 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement.

Cousins Stockholders Agreement

In connection with entering into the Merger Agreement, Cousins has entered into a stockholders agreement with the TPG Parties (the “Cousins Stockholders Agreement”), in order to establish various arrangements and restrictions with respect to governance of Cousins, and certain rights with respect to shares of common stock of Cousins owned by TPG. Effectiveness of the Cousins Stockholders Agreement is conditioned on the closing of the Merger.

Pursuant to the terms of the Cousins Stockholders Agreement, for so long as TPG beneficially owns at least 5% of Cousins’ common stock on an as-converted basis, TPG will have the right to nominate one director to the Board of Directors. In addition, for so long as TPG beneficially owns at least 5% of Cousins’ common stock on an as-converted basis, TPG will have the right to have their nominee to the Board of Directors of Cousins appointed to the Investment and the Compensation, Succession, Nominating, and Governance Committees of the Board of Directors of Cousins.

The Cousins Stockholders Agreement provides that Cousins shall file, within thirty days of the closing of the Merger, a registration statement registering for sale all of the registrable securities held by TPG. The Cousins Stockholders Agreement also provides TPG with customary registration rights following the closing of the Merger, subject to the terms and conditions of the Cousins Stockholders Agreement.

In addition, pursuant to the Cousins Stockholders Agreement, TPG will be subject to certain standstill obligations through the earliest of (i) the time that TPG (together with its affiliates, other than non-private equity portfolio companies of TPG) no longer collectively owns at least 5% of outstanding common stock of Cousins, (ii) the third anniversary of the Effective Time and (iii) the occurrence of a change of control transaction. The standstill will allow TPG to acquire up to 15% of outstanding voting securities of Cousins, but restricts its ability to, among other things, propose a merger relating to all or part of Cousins or initiate any stockholder proposal.

In addition, in connection with the Merger Agreement, the Board of Directors of Cousins granted to the TPG Parties an exemption from the ownership limit included in Cousins’ articles of incorporation, establishing for the TPG Parties an aggregate substitute limit in lieu of the ownership limit to permit them to constructively and beneficially own (without duplication) (i) during the term of the standstill provided by the Cousins Stockholders Agreement, up to 15% of the outstanding voting securities of Cousins, subject to the terms and conditions of the

TPG Agreements, and (ii) following the term of the standstill provided by the TPG Agreements, shares of the common stock of Cousins held by the TPG Parties at the expiration of the standstill, subject to the terms, conditions, limitations, reductions and terminations set forth in an executed investor representation letter to be entered into prior to the Effective Time.

The foregoing description of the Cousins Stockholders Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Cousins Stockholders Agreement.

HoustonCo Stockholders Agreement

In addition, pursuant to the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, on the closing date of the Merger, HoustonCo will enter into a stockholders agreement with the TPG Parties in order to establish various arrangements and restrictions with respect to governance of HoustonCo and certain rights with respect to common stock of HoustonCo owned by the TPG Parties (the “HoustonCo Stockholders Agreement”).

Pursuant to the terms of the HoustonCo Stockholders Agreement, on the closing date of the Merger, HoustonCo shall have a seven member Board of Directors (the “HoustonCo Board”), including two members designated by TPG. Following closing of the Merger, TPG will have the right to nominate a specified number of directors to the HoustonCo Board for so long as TPG beneficially owns at least 2.5% of HoustonCo’s outstanding common stock. TPG is entitled to nominate to the HoustonCo Board (i) three directors if TPG’s beneficial ownership is at least 30%, (ii) two directors if TPG’s beneficial ownership is at least 5%, but less than 30% and (iii) one director if TPG’s beneficial ownership is at least 2.5% but less than 5%. Each of the foregoing percentages refers to a percentage of HoustonCo’s outstanding common stock.

In addition, HoustonCo has agreed to constitute each of its committees as a four member committee and (i) for so long as TPG beneficially owns at least 5% of outstanding common stock of HoustonCo, TPG will have the right to have two of its designees to the HoustonCo Board appointed to the Investment Committee of HoustonCo and one of its designees to the HoustonCo Board appointed to the Compensation Committee of HoustonCo; and (ii) for so long as TPG beneficially owns at least 2.5% but less than 5% of outstanding common stock of HoustonCo, TPG will have the right to have one of its designees to the HoustonCo Board appointed to the Investment and Compensation Committees of HoustonCo.

Pursuant to the terms of the HoustonCo Stockholders Agreement, TPG also will have the right to consent to any increase or decrease in the size of the HoustonCo Board or any committee or change in the rights and responsibilities of either the Investment Committee or the Compensation Committee, so long as it beneficially owns at least 5% of the outstanding common stock of HoustonCo. For so long as TPG designees are appointed to the Investment or Compensation Committees pursuant to the paragraph above, the Investment Committee and Compensation Committee may only act by majority approval, and the rights and responsibilities of the Investment Committee of the HoustonCo Board will include, other than in connection with a change of control of HoustonCo, approval of: (i) any incurrence of indebtedness with a principal amount greater than $20 million; and (ii) certain other operational and investment related matters. In addition, during such period, the rights and responsibilities of the Compensation Committee of the HoustonCo Board will include, other than in connection with a change of control of HoustonCo, approval of: (i) the hiring or termination of any of HoustonCo’s chief executive officer, chief financial officer, chief operating officer and chief investment officer, or any material change in any of the duties of any such executive officers; and (ii) any future compensation arrangements for such officers. During such period, the HoustonCo Board may not approve such matters without the affirmative approval of the Investment Committee or the Compensation Committee, as applicable.

Pursuant to the terms of the HoustonCo Stockholders Agreement, except for certain permitted issuances, TPG will have a pre-emptive right to participate in future HoustonCo equity issuances for so long as TPG (together with its affiliates) beneficially owns at least 5% of HoustonCo’s outstanding common stock. TPG’s pre-emptive rights with respect any equity issuances of HoustonCo common stock or securities convertible into or exercisable for HoustonCo common stock will be subject to NYSE rules that may limit or restrict such rights.

The foregoing description of the HoustonCo Stockholders Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the HoustonCo Stockholders Agreement.

Cautionary Note Regarding Forward-Looking Statements

This document may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Cousins Properties Incorporated (“Cousins”) and Parkway Properties, Inc. (“Parkway”) operate and beliefs of and assumptions made by Cousins management and Parkway management, involve uncertainties that could significantly affect the financial or operating results of Cousins, Parkway, the combined company or any company spun-off by the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transactions involving Cousins and Parkway, including future financial and operating results, plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders, benefits of the proposed transactions to tenants, employees, stockholders and other constituents of the combined company, integrating our companies, cost savings and the expected timetable for completing the proposed transactions — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with the ability to consummate the proposed merger and the timing of the closing of the proposed merger; risks associated with the ability to consummate the proposed spin-off of a company holding the Houston assets of Cousins and Parkway (“HoustonCo”) and the timing of the closing of the proposed spin-off; risks associated with the ability to list the common stock of HoustonCo on the New York Stock Exchange following the proposed spin-off; risks associated with the ability to consummate certain asset sales contemplated by Parkway and the timing of the closing of such proposed asset sales; risks associated with the ability to consummate the proposed reorganization of certain assets and liabilities of Cousins and Parkway, including the contemplated structuring of Cousins and HoustonCo as “UPREITs” following the consummation of the proposed transactions; the failure to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the proposed transactions; the ability to secure favorable interest rates on any borrowings incurred in connection with the proposed transactions; the impact of such indebtedness incurred in connection with the proposed transactions; the ability to successfully integrate our operations and employees; the ability to realize anticipated benefits and synergies of the proposed transactions; the potential liability for a failure to meet regulatory requirements, including the maintenance of REIT status; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; potential changes to tax legislation; changes in demand for developed properties; adverse changes in financial condition of joint venture partner(s) or major tenants; risks associated with the acquisition, development, expansion, leasing and management of properties; risks associated with the geographic concentration of Cousins, Parkway or HoustonCo; risks associated with the industry concentration of tenants; the potential impact of announcement of the proposed transactions or consummation of the proposed transactions on relationships, including with tenants, employees, customers and competitors; the unfavorable outcome of any legal proceedings that have been or may be instituted against Cousins, Parkway or any company spun-off by the combined company; significant costs related to uninsured losses, condemnation, or environmental issues; the ability to retain key personnel; the amount of the costs, fees, expenses and charges related to the proposed transactions and the actual terms of the financings that may be obtained in connection with the proposed transactions; changes in local, national and international financial market, insurance rates and interest rates; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Cousins and Parkway. Cousins and Parkway do not intend, and undertake no obligation, to update any forward-looking statement.

Additional Information about the Proposed Transactions and Where to Find It

In connection with the proposed transaction, Cousins intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Cousins and Parkway that also constitutes a prospectus of Cousins. Investors and security holders are urged to read the joint proxy statement/prospectus and other relevant documents filed with the SEC, when they become available, because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents, when they become available, and other documents filed with the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Cousins by contacting Cousins Investor Relations at (404) 407-1898. Investors and security holders may obtain free copies of the documents filed with the SEC by Parkway by contacting Parkway Investor Relations at (407) 650-0593.

Cousins and Parkway and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Cousins’ directors and executive officers is available in Cousins’ proxy statement for its 2016 Annual Meeting, which was filed with the SEC on March 22, 2016. Information about directors and executive officers of Parkway is available in the proxy statement for its 2016 Annual Meeting, which was filed with the SEC on March 28, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the merger when they become available. Investors should read the definitive joint proxy statement/prospectus carefully before making any voting or investment decisions when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Cousins or Parkway using the sources indicated above.

This communication and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated April 28, 2016, by and among Parkway Properties, Inc., Parkway Properties LP, Cousins Properties Incorporated and Clinic Sub Inc.

3.1	Amendment to the Bylaws of the Company, as amended, effective April 28, 2016.

10.1	Letter Agreement, dated April 28, 2016, by and among Parkway Properties, Inc., Parkway Properties LP, James A. Thomas, The Lumbee Clan Trust, Thomas Partners, Inc., Thomas Investment Partners, Ltd. and Thomas-Pastron Family Partnership, L.P.

10.2	Waiver to Employment Agreement, by and among Parkway Properties, Inc., Cousins Properties Incorporated and James R. Heistand, dated April 28, 2016.

10.3	Waiver to Employment Agreement, by and among Parkway Properties, Inc., Cousins Properties Incorporated and M. Jayson Lipsey, dated April 28, 2016.

10.4	Waiver to Employment Agreement, by and among Parkway Properties, Inc., Cousins Properties Incorporated and Scott E. Francis, dated April 28, 2016.

10.5	Waiver to Employment Agreement, by and among Parkway Properties, Inc., Cousins Properties Incorporated and Jason A. Bates, dated April 28, 2016.

99.1	Joint Investor Presentation, dated April 29, 2016.

99.2	Script for Presentation to Analysts and Investors, dated April 29, 2016.

99.3	Joint Press Release, dated April 29, 2016.

99.4	Employee Communication, dated April 29, 2016.

99.5	Voting Agreement, dated April 28, 2016, by and among Cousins Properties Incorporated, TPG VI Pantera Holdings, L.P. and TPG VI Management, LLC.

*	Pursuant to Item 601 (6)(2) of Regulation S-K, the Disclosure Letters to the Merger Agreement (identified therein) have been omitted from this Report and will be furnished to the SEC supplementally upon request.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKWAY PROPERTIES, INC.

Date: April 29, 2016	By:	/s/ Jeremy R. Dorsett
		Name:	Jeremy R. Dorsett
		Title:	Executive Vice President and General Counsel

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated April 28, 2016, by and among Parkway Properties, Inc., Parkway Properties LP, Cousins Properties Incorporated and Clinic Sub Inc.

3.1	Amendment to the Bylaws of the Company, as amended, effective April 28, 2016.

10.1	Letter Agreement, dated April 28, 2016, by and among Parkway Properties, Inc., Parkway Properties LP, James A. Thomas, The Lumbee Clan Trust, Thomas Partners, Inc., Thomas Investment Partners, Ltd. and Thomas-Pastron Family Partnership, L.P.

10.2	Waiver to Employment Agreement, by and among Parkway Properties, Inc., Cousins Properties Incorporated and James R. Heistand, dated April 28, 2016.

10.3	Waiver to Employment Agreement, by and among Parkway Properties, Inc., Cousins Properties Incorporated and M. Jayson Lipsey, dated April 28, 2016.

10.4	Waiver to Employment Agreement, by and among Parkway Properties, Inc., Cousins Properties Incorporated and Scott E. Francis, dated April 28, 2016.

10.5	Waiver to Employment Agreement, by and among Parkway Properties, Inc., Cousins Properties Incorporated and Jason A. Bates, dated April 28, 2016.

99.1	Joint Investor Presentation, dated April 29, 2016.

99.2	Transcript of Conference Call, dated April 29, 2016.

99.3	Joint Press Release, dated April 29, 2016.

99.4	Employee Communication, dated April 29, 2016.

99.5	Voting Agreement, dated April 28, 2016, by and among Cousins Properties Incorporated, TPG VI Pantera Holdings, L.P. and TPG VI Management, LLC.

*	Pursuant to Item 601 (6)(2) of Regulation S-K, the Disclosure Letters to the Merger Agreement (identified therein) have been omitted from this Report and will be furnished to the SEC supplementally upon request.